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                                                                      EXHIBIT 23

                       [LETTERHEAD OF STEGMAN & COMPANY]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation of our report dated March 18, 2006, relating to the 2005 consolidated financial statements of Tri-County Financial Corporation, by reference in Registration Statements Nos. 33-97174, 333-79237, 333-708000, and 333-125103, each of Form S-8, and in the Annual Report on Form 10-K of Tri-County Financial Corporation, for the year ended December 31, 2005.

                                                           /s/ Stegman & Company
Baltimore, Maryland
March 28, 2006